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                                                                     Exhibit 8.1
                                McKee Nelson LLP
                                1919 M Street, NW
                                    Suite 800
                              Washington, DC 20036


                                  May 13, 2002

Kentucky River Coal Corporation
200 West Vine Street, Suite 8-K
Lexington, KY  40507

         Re:      Kentucky River Properties LLC
                  Registration Statement on Form S-4
                  Filed March 1, 2002
                  File No. 333-83634

Ladies and Gentlemen:

         We have acted as special tax counsel to Kentucky River Coal Corporation ("KRCC") and Kentucky River Properties LLC ("KRP LLC") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 61,905 rights to subscribe for units of capital representing limited liability company interests in KRP LLC (the "Rights") and 61,905 units of capital representing limited liability company interests in KRP LLC, which underlie the Rights (the "Units"), pursuant to a Registration Statement on Form S-4 (Registration No. 333-83634) (the "Registration Statement"). In connection therewith, we prepared the discussion set forth under the captions "The Restructuring - U.S. Federal Income Tax Consequences of the Restructuring," "Election to Remain a Kentucky River Shareholder - Federal Income Tax Consequences," and "Kentucky River Properties LLC - Federal Income Tax Considerations" in the Registration Statement (collectively, the "Discussion"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

         All statements of legal conclusions contained in the Discussion, unless otherwise noted, reflect our opinion with respect to the matters set forth therein as of the date of this opinion letter. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of KRCC and KRP LLC, included in such discussion, as to which we express no opinion).

         We do not undertake to update this opinion letter and assume no responsibility for advising you of any changes with respect to the matters described in this opinion letter or



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Kentucky River Coal Corporation
May 13, 2002
Page 2

from the discovery, subsequent to the date of this opinion letter, of information pertaining to the matters considered.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal and Tax Matters" in the Proxy Statement/Prospectus contained therein. In giving our consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                              Very truly yours,


                                              /s/ McKEE NELSON LLP